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                                                                    EXHIBIT 99.1

REYNOLDS AND REYNOLDS ENDS NEGOTIATIONS WITH GENERAL MOTORS ON EQUITY
ARRANGEMENT

DAYTON, OHIO, NOVEMBER 15, 2000 - The Reynolds and Reynolds Company (NYSE: REY) announced today it has ended negotiations with General Motors Corporation (NYSE:
GM) to reach a definitive agreement whereby Reynolds, in exchange for 10 percent equity ownership by GM, would become GM's preferred provider of retail management systems and exclusive provider for dealer e-business technology. The two companies had been engaged in negotiations since signing a Memorandum of Understanding on April 20, 2000.

"We continue to believe in our vision for the future of automotive retailing and the role of technology to create a seamless online and offline experience for consumers," Lloyd "Buzz" Waterhouse, Reynolds' CEO, said. "We plan to execute our growth strategies that strengthen our leadership position in this exciting marketplace."

Waterhouse said Reynolds' near-term revenues will not be affected by the termination. "Moreover, we'll avoid the significant dilution that would have resulted from giving up 10 percent of our equity," he said.

Reynolds and Reynolds headquartered in Dayton, Ohio, is the leading provider of integrated information management solutions to the automotive retailing marketplace. The company's services include a full range of retail and enterprise management systems, networking and support, e-business applications, Web services, learning and consulting services, customer relationship management solutions and leasing services.

                                     # # #

Certain statements in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management's judgment, beliefs, current trends and market conditions. Forward-looking statements made or to be made by or on behalf of the company may be identified by the use of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. See also the discussion of factors that may affect future results contained in the company's Current Report on Form 8-K filed with the SEC on August 11, 2000, which we incorporate herein by reference. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS:
Investors                                              Media
Mitch Haws                                             Paul Guthrie
937.485.4460                                           937.485.4216
mitch_haws@reyrey.com                                  paul_guthrie@reyrey.com